United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on August 11, 2006. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of June 30, 2006, and was previously included in the Company's second quarter Form 10-Q report filed on August 4, 2006.

Message from the President, CEO and Chairman of the Board

Kansas City Life Insurance Company recorded a 20% increase in net income for the second quarter, as net income of $10.1 million or $0.85 per share was recorded in 2006 versus $8.4 million or $0.71 per share one year earlier. Net income for the six months ended June 30, 2006 increased 6% from $16.4 million or $1.37 per share in 2005 to $17.3 million or $1.45 per share for the current six months. The increase for both the second quarter and the six months was primarily attributable to an increase in net investment income and realized investment gains and losses, along with reduced policyholder benefits.

Total revenues increased 3% for the second quarter versus a year earlier, largely due to a 9% improvement in investment revenues. Although total revenues increased only slightly for the first half of 2006, investment revenues grew 3% during this period.

New life insurance and new accident and health premiums increased 7% in the second quarter and 9% for the first six months relative to the prior year. These increases include improvements of 15% and 17% in premiums from new life insurance sales in the Company’s Individual Insurance segment during the same respective time periods. These increases are consistent with the Company’s emphasis on growing life insurance sales. Sales of universal life and variable universal life deposits together declined 3% during the second quarter but increased 4% for the first six months of 2006 versus the same periods one year earlier. Total premiums declined for both the second quarter and six month periods due to a decline in sales of immediate annuities.

Driving the growth in investment revenue for the quarter and six month periods was a $2.3 million improvement in realized investment gains in the second quarter. In addition, net investment income increased $2.0 million in the second quarter and $2.1 million in the six month period due to improving investment yields and reduced investment expense in the second quarter.

Policyholder benefits declined 4% for both the second quarter and six months. The improvement was primarily due to reduced reserves from the decline in sales of immediate annuities. This decrease partially offset increased benefits paid in the group dental insurance business line and increased surrenders of individual life policies. Total benefits and expenses increased less than 1% during the second quarter and decreased 1% during the six months ended June 30, 2006, including the impact of a 3% increase in operating expenses during both periods.

Kansas City Life operates from a position of having strong capital and a rich tradition of providing Security Assured for generations. The Company’s top priority is to grow the individual life insurance business. We are pleased that the priority placed on the growth of the individual life insurance business is being rewarded with improving results, and we look forward to extending our relationships in the second half of 2006.

Additionally, the Kansas City Life Board of Directors approved a quarterly dividend of $0.27 per share to be paid August 15, 2006 to shareholders of record as of August 10, 2006.

Consolidated
Balance Sheets
(Thousands)
	June 30	December 31
	2006	2005
	(Unaudited)
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,694,780	$2,865,476
Equity securities available
for sale, at fair value	58,236	52,775
Mortgage loans	463,739	458,668
Short-term investments	36,373	46,383
Other investments	223,366	185,137

Total investments	3,476,494	3,608,439

Cash	649	10,985
Deferred acquisition costs	224,877	226,963
Value of business acquired	87,329	89,505
Other assets	255,459	254,620
Separate account assets	363,247	367,860
Total assets	$4,408,055	$4,558,372

Liabilities
Future policy benefits	$853,738	$860,284
Policyholder account balances	2,228,214	2,278,418
Notes payable	17,787	27,282
Income taxes	13,040	40,155
Other liabilities	293,417	304,154
Separate account liabilities	363,247	367,860

Total liabilities	3,769,443	3,878,153

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	25,426	25,063
Retained earnings	767,686	756,807
Accumulated other
comprehensive loss	(58,747)	(8,406)
Less treasury stock	(118,874)	(116,366)

Total stockholders’ equity	638,612	680,219

Total liabilities and equity	$4,408,055	$4,558,372

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)

Quarter ended	Six Months ended
June 30	June 30

	2006	2005	2006	2005
Revenues
Insurance revenues:
Premiums	$44,517	$46,036	$88,281	$92,461
Contract charges	28,520	28,135	57,853	56,897
Reinsurance ceded	(14,080)	(14,090)	(27,225)	(27,699)
Total insurance revenues	58,957	60,081	118,909	121,659
Investment revenues:
Net investment income	48,823	46,861	97,736	95,651
Realized investment gains (losses)	1,905	(378)	1,640	957
Other revenues	2,977	2,649	5,505	5,216
Total revenues	112,662	109,213	223,790	223,483

Benefits and expenses
Policyholder benefits	41,753	43,711	86,169	89,435
Interest credited to policyholder account balances	23,435	22,698	45,061	45,908
Amortization of deferred acquisition costs
and value of business acquired	10,867	9,434	22,316	20,768
Operating expenses	22,393	21,714	46,081	44,823
Total benefits and expenses	98,448	97,557	199,627	200,934

Income before income tax expense	14,214	11,656	24,163	22,549

Income tax expense	4,105	3,231	6,865	6,164

Net income	$10,109	$8,425	$17,298	$16,385

Per common share:
Net income, basic and diluted	$0.85	$0.71	$1.45	$1.37

Cash dividends	$0.27	$0.27	$0.54	$0.54

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)

	Six Months ended
	June 30
	2006	2005

Operating activities
Net cash provided	$822	$23,263

Investing activities
Purchases of investments:
Fixed maturity securities	(142,044)	(302,895)
Equity securities	(9,335)	(1,433)
Mortgage loans	(33,740)	(64,943)
Other investment assets	(43,735)	(7,119)
Sales of investments:
Fixed maturity securities	75,493	89,312
Equity securities	965	949
Other investment assets	15,404	58,890
Maturities and principal paydowns
of other investments	172,305	244,045
Net additions to property and
equipment	(402)	(409)
Net cash provided	34,911	16,397

Financing activities
Proceeds from borrowings	12,680	22,264
Repayment of borrowings	(22,176)	(46,587)
Deposits on policyholder account
balances	103,308	126,008
Withdrawals from policyholder
account balances	(137,933)	(119,253)
Net transfers from separate accounts	11,833	318
Change in other deposits	(5,218)	(5,851)
Cash dividends to stockholders	(6,418)	(6,439)
Net acquisition of treasury stock	(2,145)	(1,230)
Net cash used	(46,069)	(30,770)

Increase (decrease) in cash	(10,336)	8,890
Cash at beginning of year	10,985	4,147

Cash at end of period	$649	$13,037

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was ($11,574) and $41,868 for the second quarter of 2006 and 2005; and ($33,043) and $27,365 for the six months ended June 30, 2006 and 2005, respectively. This varies from net income largely due to unrealized gains or losses on investments.

•	Income per common share is based upon the weighted average
number of shares outstanding for the six months, 11,893,746
shares (11,925,998 shares - 2005).

•	These interim financial statements are unaudited but, in management's opinion, include all adjustments necessary for a fair presentation of the results and are included in the Company's Form 10-Q as filed with the
Securities and Exchange Commission.

Please refer to the Company's Form 10-Q and the Company's Annual Report
on Form 10-K at www.kclife.com.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

August 11, 2006

(Date)